U.S. Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K/A
(2nd Amendment)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009

Freedom Environmental Services, Inc.
 (Name of small business issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
000-53388 (Commission File Number)	56-2291458 (I.R.S. Employer Identification No.)

5036 Dr. Phillips Blvd. #306
Orlando, Florida 32819

(407) 658-6100
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" refer to Freedom Environmental Services, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Board of Directors, in reviewing the annual report on Form 10-K/A for the year ended December 31, 2008 and December 31, 2007, filed on September 9, 2009, determined that the 10-K/A financial statement for December 31, 2007 should not be relied upon and have authorized the filing of a Form 10-K/A as soon as possible for the years ended December 31, 2008 and December 31, 2007 for the following reason:

Item 4.02 (a)

On September 8, 2009 our accounting staff presented a Report of Independent Registered Public Accounting Firm to the Board of Directors from the prior auditors for the financial statements for the year ended December 31, 2007.   Subsequent to the filing, the Board of Directors, on October 5, 2009, learned that the Report of Independent Registered Public Accounting Firm from the prior auditor was not filed with the approval of the prior auditors as represented by our accounting staff.   The Board of Directors, on October 5, 2009, discussed the matters disclosed in this filing pursuant to Item 4.02(a) with the current of Independent Registered Public Accounting Firm. Consequently, the Board of Directors has determined to withdraw the filing.  The Company has filed, on October 28, 2009, an Amended Form 10K/A upon the completion of the field work and with the appropriate consent of the prior auditor for the audit opinion for fiscal year ended December 31, 2007.

As a consequence of this filing, our Chief Executive Officer has concluded that our disclosure controls and procedures may not be effective due to possible material weakness in our internal controls over financial reporting described above and other factors related to the Company’s financial reporting processes. The Company is in the process of evaluating the internal controls and procedures to ensure that the internal controls and procedures satisfy the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework. The Company and its independent registered public accounting firm identified certain significant internal control deficiencies that we considered to be, in the aggregate, a material weakness relative to our financial reporting procedures. The primary concern was the filing of our Form 10K/A without approval from our prior independent auditors.  Due to the size of our Company and the costs associated to remediate these issues, we still consider these concerns to be relevant but we believe that having our current auditor re-audit the fiscal year ended December 31, 2008 and confirming the appropriate consent of the prior auditor for the audit opinion for fiscal year ended December 31, 2007.will rectify this deficiency.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Freedom Environmental Services, Inc.

Date: January 19, 2010	By: /s/ Michael S. Borish
Michael S. Borish
Chairman, Chief Executive Officer